UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 17, 2004

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street	01965
Prides Crossing, Massachusetts	(Zip Code)
(Address of Principal Executive Offices)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             Regulation FD Disclosure

On November 19, 2004, Affiliated Managers Group, Inc. ("AMG" or the “Company”) announced that it had closed its previously announced investment in the growth equity advisory business of TimesSquare Capital Management, Inc., an investment management unit of CIGNA Corporation. The growth equity business will be operated through a new company, TimesSquare Capital Management, LLC (“TimesSquare”). AMG has acquired an approximately 60% interest in TimesSquare, with the remaining approximately 40% held by a broad group of TimesSquare’s management, who will oversee the operations of the firm. The Company issued a press release on November 19, 2004 regarding the closing of its investment in TimesSquare, a copy of which is attached to this report as Exhibit 99.1.

On November 22, 2004, the Company announced that it had acquired an equity interest in AQR Capital Management, LLC (“AQR”). AQR’s management team continues to hold the remaining equity in the firm.  AQR is a quantitative investment management firm and hedge fund manager, with approximately $12 billion in assets under management, over $6.5 billion of which is in hedge fund products.  Based in Greenwich, Connecticut, AQR offers quantitatively managed hedge funds and long-only international equity products provided through collective investment vehicles and separate accounts for more than 500 institutional and high net worth clients. In addition to retaining a majority equity position, AQR’s four founding principals have signed long-term employment agreements with AQR. The terms of the transaction were not disclosed.  The Company issued a press release on November 22, 2004 regarding the closing of its investment in AQR, a copy of which is attached to this report as Exhibit 99.2.

ITEM 8.01.            Other Events

On November 17, 2004, the Company issued 3,403,742 shares of its common stock to holders of its 2001 FELINE PRIDES, consisting of both Income PRIDES and Growth PRIDES, in connection with the settlement of the purchase contract component of the 2001 FELINE PRIDES.  The Company received approximately $190 million in cash proceeds as a result of the settlement.  The Company issued a press release on November 18, 2004 regarding the settlement of the forward purchase contracts, a copy of which is attached to this report as Exhibit 99.3.

Also, on that date, the Company paid in full all of its outstanding obligations under that certain Credit Agreement, dated as of August 30, 2004, between the Company and The Bank of New York (the “Credit Agreement”), in accordance with its terms.  Payment of such obligations was made with borrowings under the Company’s revolving credit facility.  Following such payment, the Credit Agreement was terminated.  Borrowings under the Credit Agreement had been used by the Company to finance the purchase of $51 million aggregate principal amount of its outstanding senior notes component of the 2001 FELINE PRIDES in the tender offer completed in August 2004.

ITEM 9.01             Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.                                                    Description

99.1*               Press Release issued by the Company on November 19, 2004.

99.2*               Press Release issued by the Company on November 22, 2004.

99.3                 Press Release issued by the Company on November 18, 2004.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

                Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: November 24, 2004	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.                                                    Description

99.1*               Press Release issued by the Company on November 19, 2004.

99.2*               Press Release issued by the Company on November 22, 2004.

99.3                 Press Release issued by the Company on November 18, 2004.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.